UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2024

Fly-E Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42122	92-0981080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

136-40 39th Avenue Flushing, New York	11354
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (929) 410-2770

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value per share	FLYE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Alan Jacobs as Director

On August 15, 2024, Mr. Alan Jacobs, a member of the Board of Directors (the “Board”) of Fly-E Group, Inc. (the “Company”) and a member of the Company’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, notified the Company of his resignation from the Company’s Board effective August 15, 2024. Mr. Jacobs’ resignation was not a result of any disagreement with the Company on any matter relating to its accounting, operations, policies or practices.

Appointment of Zanfeng Zhang as Director

Effective August 21, 2024, the Board appointed Mr. Zanfeng Zhang, to serve as a member of the Board to fill the vacancy created by the resignation of Mr. Jacobs. Mr. Zhang will also serve as a member of the Company’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

Mr. Zhang, 51, has over 25 years of experience in finance and investment management. Since November 2017, he has served as Managing Director at IDG Capital, an investment and asset management company, where he oversees post-investment management and risk control. From August 2014 to July 2017, Mr. Zhang co-founded and served as the Chief Financial Officer of Beijing Jiufang Rugao Information Technology Co., Ltd., an internet startup providing community-based online-to-offline (O2O) life services and a fresh produce B2C (business-to-consumer) platform, where he oversaw financing activities. Prior to that, he co-founded and served as Chief Operating Officer of Beijing Panteng Technology Co., Ltd., a smart hardware startup, from September 2013 to August 2014, where he secured early-stage funding and led its market expansion. Earlier in his career, Mr. Zhang held senior financial roles at Ruijing Hengtong (Beijing) Investment Consulting Co., Ltd. from July 2008 to August 2013, and at Peugeot China Co., Ltd. from June 2003 to July 2008. Mr. Zhang holds a Master’s degree in Business Management from Paris 1 Panthéon-Sorbonne University and a Bachelor’s degree in Accounting from East China Jiaotong University. The Board believes Mr. Zhang is qualified to serve on the Board due to his extensive expertise in finance and investment management.

There are no family relationships between Mr. Zhang and any other director or executive officer of the Company. There are no arrangements or understandings between Mr. Zhang and any other person, in each case, pursuant to which Mr. Zhang was appointed to serve on the Board and none are currently proposed that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Zhang is entitled to an annual cash fee of $30,000 pursuant to the independent director agreement dated August 21, 2024, a copy of which is filed hereto as Exhibit 10.1 and incorporated by reference herein. In addition, the Company will enter into an indemnity agreement with Mr. Zhang in the same form as previously entered into by the Company with its other officers and directors.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
10.1	Independent Director’s Agreement dated August 21, 2024.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLY-E GROUP, INC.

Date: August 21, 2024	By:	/s/ Zhou Ou
	Name:	Zhou Ou
	Title:	Chief Executive Officer

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